Exhibit 10.35

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (the “Agreement”) is entered into as of this 4th day of January, 2021 by and between SCIENCE PARK DEVELOPMENT CORPORATION, a Connecticut non stock corporation having its office at 5 Science Park, New Haven, Connecticut 06511 (the “Landlord”), and ARVINAS OPERATIONS, INC., f/k/a Arvinas, Inc., a Delaware corporation having a principal place of business at 5 Science Park, 1st Floor, New Haven, Connecticut 06511 (the “Tenant”) in modification of that certain Lease between the Landlord and the Tenant dated as of November 15, 2019 (the “Original Lease”) as amended by the First Amendment to Lease between Landlord and Tenant and dated as of February 27, 2020 (the “First Amendment”).   The Original Lease as modified by the First Amendment shall be referred to herein as the “Lease”.

WHEREAS, the Landlord and the Tenant are parties to the Lease which is in full force and effect; and

WHEREAS, the Landlord and the Tenant wish to modify the Lease as more fully set forth herein; and

NOW, THEREFORE, the Landlord and the Tenant agree as follows:

1.Amendments to Lease.   As of the January 1, 2021, the following modifications are made to the Lease:

a)	Section 2.1 of the Lease is modified by amending and restating the last sentence thereof to read in full as follows:

Unless sooner cancelled or terminated or extended in accordance with the terms of this Lease, the Term will expire with respect to the entire Leased Premises as of December 31, 2024 (the "Expiration Date").

b)	Section 3.1.A. of the Lease is modified by amending and restating the schedule of Base Rents payable by Tenant, as follows:

		LEASED PREMISES
		(INITIAL) LEASED PREMISES			ELEVATOR LOBBY SPACE
Period	Months of Term	Rentable Square Footage (“RSF”)	Base Rent Per RSF	Monthly Base Rent	RSF	Base Rent Per RSF	Monthly Base Rent	Total Monthly Base Rent
Nov 15, 2019 - Feb 29, 2020	3 1/2	3,427	$21.00	SATISFIED BY INITIAL	0	$0.00	$0.00	$0.00
March 1, 2020 – May 31, 2020	3	3,427	$22.22	RENT PREPAYMENT	93	$21.00	$162.75	$162.75
June 1, 2020 – December 31, 2022	31	3,427	$21.00	$5,997.25	93	$21.00	$162.75	$6,160.00
January 1, 2023 – December 31, 2024	32-43	3,427	$23.50	$6,711.21	93	$23.50	$182.12	$6,893.33

c)	Section 3.4 of the Lease is modified by adding the following to the schedule of the Electricity charge payable by Tenant, as follows:

Months of Term	Electricity Charge (Annually/RSF)	RSF	Monthly Electricity Charge
January 1, 2023 – December 31, 2024	$4.00	3,520	$1,173.33

2.Extended Term.Tenant shall continue to retain its right to an Extended Term under and subject to the provisions of Article 35 of the Lease as to the entire Leased Premises, which Extended Term would commence immediately following the Expiration Date of the Lease as extended by this Agreement.

3.Base Rent Rate Correction.Landlord and Tenant acknowledge and agree that this Amendment corrects an erroneous Base Rent rate for the period of June 1, 2020 through December 31, 2022 (from $26 to $21/RSF).  However, as the Landlord actually billed and collected Base Rent at the correct rate of $21/RSF, no rent adjustments or refunds are due to Tenant.

4.Reaffirmation of Lease.  In all other respects, the Lease, as hereby amended, is reaffirmed by the Parties and shall be and remain in full force and effect.

5.Landlord and Tenant Remain Obligated.    Nothing herein shall constitute a waiver or release by the Landlord or the Tenant of any unperformed obligations of the other under the Lease as modified by this Agreement.

6.Brokerage.Landlord shall pay an agreed commission to Colliers International by way of a separate agreement. Landlord represents to Tenant that no other broker has any right to lease space at the Property and Landlord agrees to indemnify and hold Tenant harmless from and against the claims, losses, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees) incurred by Tenant as a result of any party asserting a right to a fee or commission claiming to have acted by, under, through or on behalf of the Landlord. Tenant agrees to indemnify and hold Landlord harmless from and against the claims, losses, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees) incurred by Landlord as a result of any party other than Colliers International claiming a fee or commission by, under or through Tenant on account of this Agreement and/or the extension of the Term of the Lease provided for in this Agreement.

7.Later Provision Controls.In case of any inconsistency between the provisions of the Lease and this Agreement, the provisions of this Agreement shall govern and control.  Without limiting the meaning or application of the foregoing sentence in any manner, the provisions of Paragraph 5 of this Agreement supersede and replace Article 29 with respect to this Agreement.

8.Capitalized Terms.Capitalized terms used but not otherwise defined herein shall have the same meaning as set forth in the Lease.

9.Entire Agreement.  This Agreement sets forth the entire agreement between the parties with respect to the matters set forth herein.  There have been no additional oral or written representations or agreements.

10.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by telecopy or otherwise electronically shall be valid and effective to bind the party so signing.  Each party agrees promptly to deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or electronic signature and shall accept the telecopied or electronic signature of the other party to this Agreement.

[The Signature Page(s) Follow.]

Dated as of the date and year first above written.

Signed, Sealed and Delivered In	TENANT:
the Presence of:	ARVINAS OPERATIONS, INC.

_/s/ Carol Barnabei	By:	/s/ Sean Cassidy
Witness Name:		Sean Cassidy
Treasurer and Chief Financial Officer

LANDLORD:
/s/ Carol Barnabei	SCIENCE PARK DEVELOPMENT
Witness Name:	CORPORATION

/s/ Carol Barnabei	By:	/s/ Clio Nicolakis
Witness Name:		Clio Nicolakis
Executive Director and Controller

STATE OF CONNECTICUT)

                                                    ) ss.: New Haven                                           January 4, 2021

COUNTY OF NEW HAVEN)

On this date personally appeared before me, Sean Cassidy, who acknowledged himself to be the duly authorized Treasurer and Chief Financial Officer of Arvinas Operations, Inc., a Delaware corporation, and that the execution hereof was the free act and deed of such corporation and his/her free act and deed as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.

/s/ Carol Barnabei
Commissioner of the Superior Court/Notary Public

STATE OF CONNECTICUT)

                                                    ) ss.: New Haven                                            January 4, 2021

COUNTY OF NEW HAVEN)

On this date personally appeared before me, Clio Nicolakis, who acknowledged herself to be the duly authorized Executive Director and Controller of Science Park Development Corporation, a Connecticut non stock corporation, and that the execution hereof was the free act and deed of such corporation and her free act and deed as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.

/s/ Carol Barnabei
Commissioner of the Superior Court/Notary Public

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